UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 4, 2014

ERF WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

     2911 South Shore Blvd., Suite 100, League City, Texas 77573
(Address of principal executive offices )         (Zip Code)

          (281) 538-2101
Registrant's telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Securities and Trading Markets

ITEM 1.01  Entry into a Material Definitive Agreement

The registrant, ERF Wireless, Inc. is referred to herein as “we”, “our” or “us”.

On December 4, 2014, we closed our second lease schedule with our Senior Lender,WISPer Ventures Leasing LLC, in the amount of $1,250,435 under a $2,500,000 three-year Master Lease.

ITEM 1.02 (a) TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

Item 1.02 Termination of a Material Definitive Agreement

The registrant, ERF Wireless, Inc., is referred to herein as “we,” “our” or “us.”

On December 4, 2014, we terminated and repaid $646,464.44of the remaining principal and interest under our September 30, 2011, Bridge Loan Agreement with Marwin Hofer, Dennis Batteen, and Brad Baloun.  The original amount of the Bridge Loan was $300,000 but over a period of time had been increased to $1,000,000.

On December 4, 2014, we paid $603,970.56 toward the outstanding balance of our October 31, 2011 Dakota Capital, Fund LLC Term Loan and restructured the remaining balance of approximately $1,300,000 with Dakota Capital Fund LLC. into a one-year interest only term loan due December 4, 2015.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.
	By:	/s/ H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer

DATE: December 10, 2014